UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022

BellRing Intermediate Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39093	83-4096323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (314) 644-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BRBR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by that certain transaction agreement and plan of merger, dated as of October 26, 2021 (the “original transaction agreement” and, as amended, restated, supplemented or otherwise modified from time to time, including by that certain amendment no. 1 to the transaction agreement and plan of merger, dated as of February 28, 2022 (“amendment no. 1 to the transaction agreement”), the “transaction agreement”), by and among BellRing Intermediate Holdings, Inc. (formerly known as BellRing Brands, Inc.) (“Old BellRing”), Post Holdings, Inc. (“Post”), BellRing Brands, Inc. (formerly known as BellRing Distribution, LLC) (“New BellRing”), and BellRing Merger Sub Corporation (“Merger Sub”).

On March 9, 2022, pursuant to the transaction agreement, on the terms and subject to the conditions set forth therein, Post contributed its share of Class B common stock of Old BellRing, all of its membership interests of BellRing Brands, LLC (“BellRing LLC”) and $550.4 million in cash to New BellRing in exchange for limited liability company interests of New BellRing and the right to receive $840.0 million in aggregate principal amount of New BellRing’s 7.00% senior notes due 2030 (such contribution, the “separation”). On March 10, 2022, pursuant to the transaction agreement, on the terms and subject to the conditions set forth therein, (i) New BellRing converted into a Delaware corporation and changed its name to “BellRing Brands, Inc.”; (ii) following the separation and such conversion, Post distributed an aggregate of 78,076,841 shares of common stock of New BellRing (“New BellRing common stock”) to Post shareholders in a pro-rata distribution (the “distribution”); and (iii) following the distribution, Merger Sub merged with and into Old BellRing (the “merger”), with Old BellRing as the surviving corporation and becoming a wholly-owned subsidiary of New BellRing.

Following the distribution and the merger, the New BellRing common stock will be traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “BRBR”.

This Current Report on Form 8-K serves as notice that, upon the filing of a Form 8-K12B, BellRing Brands, Inc. (formerly known as BellRing Distribution, LLC) (CIK No. 0001893724) will be the successor registrant to BellRing Intermediate Holdings, Inc. under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, effective as of March 10, 2022, all future filings with the Securities and Exchange Commission (the “SEC”) will be filed by BellRing Brands, Inc. (formerly known as BellRing Distribution, LLC) under CIK No. 0001772016, which is the CIK number for BellRing Intermediate Holdings, Inc. (formerly known as BellRing Brands, Inc.). All filings made by BellRing Brands, Inc. (formerly known as BellRing Distribution, LLC) on or prior to March 10, 2022 can be found under CIK No. 0001893724, the prior CIK number for BellRing Brands, Inc. (formerly known as BellRing Distribution, LLC), which will no longer by used by BellRing Brands, Inc. (formerly known as BellRing Distribution, LLC).

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note and in Item 2.01 is incorporated by reference into this Item 1.01.

In connection with and upon completion of the transactions described in the Introductory Note and Item 2.01, Old BellRing amended and restated several agreements with Post and New BellRing, including (i) an amended and restated master services agreement (the “amended and restated master services agreement”), by and among Post, New BellRing, Old BellRing and BellRing LLC and (ii) an amended and restated employee matters agreement (the “amended and restated employee matters agreement”), by and among Post, New BellRing and Old BellRing. Additionally, Old BellRing entered into a tax matters agreement (the “tax matters agreement”), by and among Post, New BellRing and Old BellRing.

Summaries of the principal terms of each of the amended and restated master services agreement, the tax matters agreement and the terms of the amended and restated employee matters agreement are set forth in Old BellRing’s definitive proxy statement, dated February 3, 2022, which is incorporated by reference herein.

The descriptions of the amended and restated master services agreement, the amended and restated employee matters agreement and the tax matters agreement incorporated by reference herein do not purport to be complete and are qualified in their entirety by reference to the full text of the amended and restated master services agreement, the amended and restated employee matters agreement and the tax matters agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the completion of the transactions contemplated by the transaction agreement, on March 10, 2022, all commitments under that certain credit agreement, dated as of October 21, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “BellRing LLC credit agreement”), by and among BellRing LLC, as borrower, and the lenders, lead arrangers, and joint bookrunners, co-managers and administrative agent party thereto, were terminated and all obligations under the BellRing LLC credit agreement were repaid in full and discharged. The BellRing LLC credit agreement was terminated effective as of March 10, 2022.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On the terms and subject to the conditions set forth in the transaction agreement, at the effective time of the merger on March 10, 2022 (the “merger effective time”), each outstanding share of Class A common stock of Old BellRing (“Old BellRing Class A common stock”) was converted into the right to receive one share of New BellRing common stock and $2.97 in cash (together, the “merger consideration”). Immediately following the distribution and merger, Post owned approximately 14.2% of the New BellRing common stock, Post shareholders owned approximately 57.3% of the New BellRing common stock and former Old BellRing stockholders owned approximately 28.5% of the New BellRing common stock, with Old BellRing stockholders maintaining their effective ownership interests in the Old BellRing business as of immediately prior to the distribution and merger.

On the terms and subject to the conditions set forth in the transaction agreement, at the merger effective time, all outstanding unexercised and unexpired options to purchase shares of Old BellRing Class A common stock, outstanding restricted stock units with respect to Old BellRing Class A common stock and other equity awards with respect to Old BellRing Class A common stock outstanding under The BellRing Brands, Inc. 2019 Long-Term Incentive Plan, whether or not exercisable or vested, were assumed by New BellRing.

The foregoing description of the transaction agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the original transaction agreement, a copy of which was filed as Exhibit 2.1 to Old BellRing’s Current Report on Form 8-K filed with the SEC on October 27, 2021, and the amendment no. 1 to the transaction agreement, a copy of which was filed as Exhibit 2.1 to Old BellRing’s Current Report on Form 8-K filed with the SEC on February 28, 2022.

Item 3.03	Material Modification to Rights of Security Holders.

At the merger effective time, holders of Old BellRing Class A common stock immediately prior to the completion of the merger ceased to have any rights as holders of Old BellRing Class A common stock, other than the right to receive the merger consideration in accordance with the transaction agreement. The information set forth in the Introductory Note, Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the completion of the transactions contemplated by the transaction agreement, a change in control of Old BellRing occurred, and Old BellRing became a direct, wholly-owned subsidiary of New BellRing. The information set forth in the Introductory Note, Item 2.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2022, following the completion of the transactions contemplated by the transaction agreement, Old BellRing held a special meeting of its sole stockholder (the “Old BellRing special meeting”), at which New BellRing, as the sole stockholder of Old BellRing, approved (i) the adoption of the Old BellRing amended and restated certificate of incorporation (as defined below), (ii) the removal of all of the directors of Old BellRing then in office and (iii) the election and appointment of Darcy Horn Davenport and Paul A. Rode as directors of Old BellRing. Accordingly, Darcy Horn Davenport and Paul A. Rode became directors of Old BellRing, effective as of the Old BellRing special meeting.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Prior to the distribution and merger, effective as of 9:30 a.m. Eastern Time on March 10, 2022, the amended and restated certificate of incorporation of Old BellRing (the “Old BellRing certificate of incorporation”) was amended to change the name of Old BellRing to “BellRing Intermediate Holdings, Inc.” (such amendment, the “name change amendment to the Old BellRing certificate of incorporation”). Following the distribution and merger, effective as of 4:05 p.m. Eastern Time on March 10, 2022, the Old BellRing

certificate of incorporation, as amended by the name change amendment to the Old BellRing certificate of incorporation, and the amended and restated bylaws of Old BellRing were amended and restated in their entirety in accordance with the transaction agreement, in each case, to provide for customary governance provisions of a wholly-owned subsidiary (as so amended and restated, the “Old BellRing amended and restated certificate of incorporation” and the “Old BellRing amended and restated bylaws” respectively).

The foregoing description of the name change amendment to the Old BellRing certificate of incorporation, the Old BellRing amended and restated certificate of incorporation and the Old BellRing amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the name change amendment to the Old BellRing certificate of incorporation, the Old BellRing amended and restated certificate of incorporation and the Old BellRing amended and restated bylaws, respectively, which are attached as Exhibits 3.1, 3.2 and 3.3 hereto, respectively, and are incorporated by reference into this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 9.01	Financial Statements and Exhibits.

(d)	The following Exhibits are filed herewith.

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of BellRing Brands, Inc., effective as of March 10, 2022

3.2	Amended and Restated Certificate of Incorporation of BellRing Intermediate Holdings, Inc., effective as of March 10, 2022

3.3	Amended and Restated Bylaws of BellRing Intermediate Holdings, Inc., effective as of March 10, 2022

10.1	Amended and Restated Master Services Agreement, dated March 10, 2022, by and among Post Holdings, Inc., BellRing Brands, Inc. and BellRing Brands, LLC *

10.2	Amended and Restated Employee Matters Agreement, dated March 10, 2022, by and among Post Holdings, Inc., BellRing Brands, Inc., BellRing Brands, LLC and BellRing Intermediate Holdings, Inc.*

10.3	Tax Matters Agreement, dated March 10, 2022, by and among BellRing Brands, Inc., Post Holdings, Inc. and BellRing Intermediate Holdings, Inc.

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Incline XBRL document)

*

Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BellRing agrees to furnish supplementally to the SEC a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2022	BellRing Intermediate Holdings, Inc.
(Registrant)

	By:	/s/ Craig Rosenthal
	Name:	Craig Rosenthal
	Title:	Senior Vice President & General Counsel